Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-164960, No. 333-122580, No. 333-123652 and No. 333-128518) and Forms S-8 (No. 333-107266, No. 333-111022, No. 333-146251, No. 333-146296, No. 333-145068 and No. 333-122275) of Lions Gate Entertainment Corporation of our report dated May 25, 2010 relating to the financial statements of Studio 3 Partners LLC, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
June 1, 2010